Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet as of October 29, 2005 was based on the assumption that the acquisition of Crave Entertainment Group, Inc. (“CEG”) had occurred as of that date. The Unaudited Pro Forma Consolidated Statement of Income for both the year ended April 30, 2005 and the six months ended October 29, 2005 were based on the consolidated financial statements of Handleman Company and CEG, as if the acquisition of CEG had occurred on May 2, 2004 and May 1, 2005, respectively, after giving effect to the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial information.

The Unaudited Pro Forma Consolidated Balance Sheet as of October 29, 2005 has been derived from Handleman Company’s Unaudited Consolidated Balance Sheet as of October 29, 2005 and CEG’s Unaudited Consolidated Balance Sheet as of October 31, 2005. The Unaudited Pro Forma Consolidated Statement of Income for the year ended April 30, 2005 has been derived from Handleman’s Audited Consolidated Statement of Income for the year ended April 30, 2005, and CEG’s Unaudited Consolidated Statements of Income for the twelve months ended April 30, 2005. The Unaudited Pro Forma Consolidated Statement of Income for the six months ended October 29, 2005 has been derived from Handleman’s Unaudited Consolidated Statement of Income for the six months ended October 29, 2005, and CEG’s Unaudited Consolidated Statements of Income, which have been derived for the six months ended October 30, 2005. CEG’s unaudited results for January 2005 through April 2005 have been excluded from its ten-month results to present an unaudited six-month period. The unaudited pro forma consolidated statements of income exclude non-recurring items in the period subsequent to the transactions, which are directly attributable to the CEG acquisition.

The unaudited pro forma consolidated financial information is based on preliminary estimates and assumptions set forth in the notes to such information. Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt structure and purchase accounting adjustments based on preliminary estimates of the fair values of CEG’s assets and liabilities. Pro forma adjustments are also necessary to reflect amortization expense related to identified intangible assets, interest expense and the income tax effect related to the pro forma adjustments.

The allocation of purchase price is preliminary and is based on management’s estimates of the fair value of the net assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to certain assets and liabilities, and could result in a change to the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial information has been derived from, and should be read in conjunction with the consolidated historical financial statements of Handleman and CEG, including the notes thereto. The pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial information, are based on currently available information and certain adjustments that Handleman believes are reasonable. They are not necessarily indicative of Handleman’s consolidated financial position or results of operations that would have occurred had the transactions taken place on the dates indicated, nor are they necessarily indicative of future consolidated financial position or results of operations.

HANDLEMAN COMPANY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF OCTOBER 29, 2005

(in thousands of dollars)

	Handleman Company (a)	Crave Entertainment Group, Inc. (b)	Pro Forma Adjustments (c)		Pro Forma Results
ASSETS
Current assets:
Cash and cash equivalents	$27,096	$840	$—		$27,936
Accounts receivable, net	279,829	48,004	—		327,833
Merchandise inventories	212,669	39,595	—		252,264
Other current assets	12,232	5,360	—		17,592

Total current assets	531,826	93,799	—		625,625
Property and equipment, net	58,771	1,001	—		59,772
Goodwill, net	10,309	—	26,503	(d)	36,812
Intangible assets, net	9,961	—	29,660	(e)	39,621
Other assets, net	19,208	80	—		19,288

Total assets	$630,075	$94,880	$56,163		$781,118

LIABILITIES and SHAREHOLDERS’ EQUITY
Debt, current	$—	$38,097	$(38,097	)(f)	$—
Accounts payable	270,227	29,998	—		300,225
Accrued and other current liabilities	24,123	8,992	—		33,115

Total current liabilities	294,350	77,087	(38,097)		333,340
Debt, non-current	34,900	—	112,004	(f)(g)(h)	146,904
Other liabilities, non-current	14,553	49	—		14,602

Total liabilities	343,803	77,136	73,907		494,846
Total shareholders’ equity	286,272	17,744	(17,744	)(i)	286,272

Total liabilities and shareholders’ equity	$630,075	$94,880	$56,163		$781,118

See the accompanying notes to unaudited pro forma consolidated balance sheet for additional information.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

a)	Unaudited Consolidated Balance Sheet for Handleman Company, as reported in its quarterly report on Form 10-Q for the period ended October 29, 2005.

b)	Derived from Crave Entertainment Group’s unaudited balance sheet as of October 31, 2005.

c)	The estimated total purchase price, as shown in the table below, is allocated to the assets and liabilities of Crave as if the transaction had occurred on October 29, 2005. This allocation is preliminary. The unaudited pro forma combined financial information assumes that historical values of Crave’s assets and liabilities approximate fair value. The final third-party valuation of assets and liabilities is pending.

The allocation of purchase price is subject to finalization by a third party. The actual amounts recorded upon completion of the third-party valuation may differ from the amounts presented below.

Amounts (In thousands)
Purchase Price
Cash paid	$72,000
Assumption of Crave debt	38,097
Acquisition related costs	1,907

Total	$112,004

Preliminary Allocation of Purchase Price
Historical value of assets acquired	$94,880
Historical value of liabilities assumed	(77,136)
Goodwill acquired	26,503
Intangible assets identified	29,660
Assumption of Crave debt	38,097

Total	$112,004

d)	Preliminary value of goodwill related to the purchase transaction.

e)	Preliminary value of identified intangible assets acquired in the purchase transaction, such as customer relationships, trade name and employment agreements.

f)	Assumption of CEG debt including termination fees. This amount increased to $49.1 million as of the closing date of the purchase transaction (November 22, 2005).

g)	Additional debt incurred related to the purchase transaction and the assumption of CEG debt.

h)	Includes preliminary acquisition costs related to the purchase transaction.

i)	Elimination of CEG’s stockholders’ equity.

HANDLEMAN COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED APRIL 30, 2005

(in thousands of dollars except per share data)

	Handleman Company (a)	Crave Entertainment Group, Inc. (b)	Pro Forma Adjustments		Pro Forma Results
Revenues	$1,260,585	$214,904	$—		$1,475,489
Costs and expenses:
Direct product costs	(1,016,334)	(181,859)	—		(1,198,193)
Selling, general and administrative expenses	(193,412)	(17,892)	(3,513	)(c)	(214,817)
Investment income (expense), net	2,457	(987)	(2,562	)(d)	(1,092)

Income (loss) from continuing operations before income taxes	53,296	14,166	(6,075)		61,387
Income tax (expense) benefit	(18,413)	(5,772)	2,475	(e)	(21,710)

Income (loss) from continuing operations	34,883	8,394	(3,600)		39,677
Loss from discontinued operations	(687)	—	—		(687)

Net income (loss)	$34,196	$8,394	$(3,600)		$38,990

Income (loss) per share:
Continuing operations - basic	$1.55	$0.37	$(0.16)		$1.76

Continuing operations - diluted	$1.54	$0.37	$(0.16)		$1.76

Discontinued operations - basic	$(0.03)	$—	$—		$(0.03)

Discontinued operations - diluted	$(0.03)	$—	$—		$(0.03)

Net income (loss) - basic	$1.52	$0.37	$(0.16)		$1.73

Net income (loss) - diluted	$1.51	$0.37	$(0.16)		$1.73

Weighted average number of shares outstanding during the period
Basic	22,500	22,500	22,500		22,500

Diluted	22,584	22,584	22,584		22,584

See the accompanying notes to unaudited pro forma consolidated statements of income for additional information.

HANDLEMAN COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX-MONTH PERIOD ENDED OCTOBER 29, 2005

(in thousands of dollars except per share data)

	Handleman Company (a)	Crave Entertainment Group, Inc. (b)	Pro Forma Adjustments		Pro Forma Results
Revenues	$542,648	$117,211	$—		$659,859
Costs and expenses:
Direct product costs	(448,003)	(102,682)	—		(550,685)
Selling, general and administrative expenses	(94,853)	(9,084)	(1,757	)(c)	(105,694)
Investment income (expense), net	4,822	(1,122)	(1,915	)(d)	1,785

Income (loss) from continuing operations before income taxes	4,614	4,323	(3,672)		5,265
Income tax (expense) benefit	1,874	(1,761)	1,496	(e)	1,609

Income (loss) from continuing operations	6,488	2,562	(2,176)		6,874
Loss from discontinued operations	(362)	—	—		(362)

Net income (loss)	$6,126	$2,562	$(2,176)		$6,512

Income (loss) per share:
Continuing operations - basic	$0.31	$0.12	$(0.10)		$0.33

Continuing operations - diluted	$0.31	$0.12	$(0.10)		$0.32

Discontinued operations - basic	$(0.02)	$—	$—		$(0.02)

Discontinued operations - diluted	$(0.02)	$—	$—		$(0.02)

Net income (loss) - basic	$0.29	$0.12	$(0.10)		$0.31

Net income (loss) - diluted	$0.29	$0.12	$(0.10)		$0.30

Weighted average number of shares outstanding during the period
Basic	21,240	21,240	21,240		21,240

Diluted	21,405	21,405	21,405		21,405

See the accompanying notes to unaudited pro forma consolidated statements of income for additional information.

Notes to Unaudited Pro Forma Consolidated Statements of Income

a)	Consolidated Statement of Income for Handleman Company, as reported in its annual report on Form 10-K for the year ended April 30, 2005 and its Unaudited Statement of Income as reported in its Form 10-Q for the six months ended October 29, 2005.

b)	Derived from Crave Entertainment Group’s Unaudited Statements of Income, which were compiled for the 12 months ended April 30, 2005 and the six months ended October 31, 2005.

c)	Amount includes the estimated increase in amortization expense of $2.6 million and $1.3 million for the 12 months ended April 30, 2005 and six months ended October 29, 2005, respectively, related to identified intangible assets acquired in the purchase transaction.

In addition, the amount includes $1.0 million and $0.5 million for the 12 months ended April 30, 2005 and the six months ended October 29, 2005, respectively, related to contingent consideration payable to certain CEG employees for services to be rendered through December 31, 2007.

d)	Amount represents the incremental interest expense associated with the additional borrowings required to fund the purchase transaction. It was assumed that the additional borrowings would not be reduced for the 12-month and six-month periods presented.

e)	Amount represents income tax at a statutory rate of 40.7% on the pro forma adjustments previously described.